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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 2-78465, 2-81026, 2-82260, 2-85387, 2-86457,
2-92391, 2-94757, 33-365, 33-2387, 33-5544, 33-17169, 33-24058, 33-30610, 33-
62551 and 333-35476), on Form S-4 (File No. 333-44933) and on Form S-8 (File
Nos. 2-87779, 33-10465, 33-17243, 33-42427, 33-50768, 33-57491, 33-57495, 33-
16461, 333-01639, and 333-75797) of Dynatech Corporation of our reports dated June 21, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 21, 2000